SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tibet Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Room 1701, 17/F

90 Jaffe Rd.

Wanchai, Hong Kong

(852) 9798 5569

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-166854

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note:  This amendment to Form 8-A is being filed for the sole purpose of changing the name of the exchange on which the shares will be registered.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Shares to be registered hereunder is contained in the section entitled “Description of Share Capital” of the Prospectus included in the Registrant’s Registration Statement on Form S-1, No. 333-166854 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2010 and as amended on July 19, 2010, August 16, 2010, September 21, 2010, October 18, 2010, October 22, 2010, October 27, 2010, November 4, 2010, November 23, 2010, December 6, 2010 and December 16, 2010. The section containing this description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit

3(i).2	Amended and Restated Articles of Association of the Registrant(1)

3(ii).2	Amended and Restated Memorandum of Association of the Registrant(2)

4.1	Specimen Share Certificate(3)

(1)	Incorporated by reference to Exhibit 3(i).1 to the Registrant’s Registration Statement dated October 22, 2010 on Form S-1 (333-166854)
(2)	Incorporated by reference to Exhibit 3(ii).1 to the Registrant’s Registration Statement dated October 22, 2010 on Form S-1 (333-166854)
(3)	Previously filed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Tibet Pharmaceuticals, Inc.

By:	/s/ Taylor Z. Guo
Taylor Z. Guo
Chief Executive Officer

Dated: January 21, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3(i).2	Amended and Restated Articles of Association of the Registrant(1)

3(ii).2	Amended and Restated Memorandum of Association of the Registrant(2)

4.1	Specimen Share Certificate(3)

(1)	Incorporated by reference to Exhibit 3(i).1 to the Registrant’s Registration Statement dated October 22, 2010 on Form S-1 (333-166854)
(2)	Incorporated by reference to Exhibit 3(ii).1 to the Registrant’s Registration Statement dated October 22, 2010 on Form S-1 (333-166854)
(3)	Previously filed.